UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

Dec. 16, 2009

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Sewell Ventures, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware

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(State or Other Jurisdiction of Incorporation)

000-53564	26-1395403
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(Commission File Number)	(IRS Employer Identification No.)

4040 W. Hacienda Drive, Suite 130, Las Vegas, Nevada 89118

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(Address of Principal Executive Offices) (Zip Code)

1671 Beaver Dam Road, Point Pleasant, NJ 08741

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(Former Address of Principal Executive Offices)

702-838-2582

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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On Dec. 16, 2090, Sewell Ventures, Inc. and 7Base Consulting, LLC signed an Acquisition Agreement wherein Sewell Ventures, Inc. exchanged 20,000,000 newly issued common shares for 100% of the outstanding membership interests in 7Base Consulting, LLC. This gives 7Base Consulting, LLC’s former membership interest holder’s control of approximately 68% of the outstanding shares of the Issuer.

Also on Dec. 16, 2010, the Board of Directors elected Scott Ence as Director, President, Secretary and Treasurer of the Issuer.

Scott Ence

With over twenty-one (21) years of experience in the health and fitness industry, Mr. Ence laid the ground work for many of the industries cutting edge business models. Getting started as the sales manager for Mega Pro Sports Nutrition Company, Mr. Ence gained the experience necessary to open and operate four (4) Max Muscle Sports Nutrition Stores. After successfully building all four (4) of his stores to be in the top ten (10) of the existing one hundred ten (110) locations, Mr. Ence sold them back to Max Muscle in 2002. During this time, Mr. Ence also owned and operated a Nutrition Distribution Company which served Nevada and Arizona for five (5) years in addition to an Anti-aging clinic for four (4) years.

For the most recent years, Mr. Ence has owned and operated “Fight Club Las Vegas” which has now evolved into the “Tapout Research & Development Training Center.”

ITEM 7.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a) Not Applicable.

b) Not Applicable.

c) Exhibits

No.	Exhibits
99.1	Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2010

By: /s/ Scott Ence

Name: Scott Ence

Title: President

EXHIBIT INDEX

No.	Exhibits
99.1	Acquisition Agreement

4